UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2014 (October 31, 2014)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 31, 2014, the Board of Directors (the “Board”) of Magellan Petroleum Corporation (the “Company”) appointed Antoine J. Lafargue as the Company’s new Senior Vice President of Strategy and Business Development and Chief Commercial Officer, and Matthew R. Ciardiello as the Company’s Vice President – Chief Financial Officer, Treasurer, and Corporate Secretary.
Mr. Lafargue, 40, has previously served as the Company’s Vice President - Chief Financial Officer and Treasurer, since 2010. Previously, he has served in a number of senior financial management positions during a career in the United States and Europe. From July 2009 to July 2010, Mr. Lafargue served as the Chief Financial Officer of Falcon Gas Storage, a natural gas storage company based in Houston, TX. Prior to serving in that role, Mr. Lafargue served from 2006 to 2009 as a principal for Arcapita, a global financial services firm, focusing on investments in the energy and infrastructure sectors. From 2000 to 2006, Mr. Lafargue served in various financial and strategic advisory roles in the energy sector based in London working for Bank of America, Societe Generale, and Credit Suisse/Donaldson, Lufkin & Jenrette. Mr. Lafargue holds master’s degrees in Finance from the Ecole Superieure de Commerce de Paris and in Social and Political Sciences from the Institut d’Etudes Politiques, both located in France.
Mr. Ciardiello, 32, has served as the Company's Manager of Financial Planning and Investor Relations since April 2011 and the Company's Corporate Secretary since September 2014. Previously, he has served in private equity positions in the Middle East and Europe with a focus on energy and infrastructure. From July 2010 to April 2011, Mr. Ciardiello served as an Associate, Business Development at Mubadala Development Company, an Abu Dhabi sovereign wealth fund, where he focused on private equity investments in the power and infrastructure sectors in the Middle East and North Africa. From July 2007 to July 2010, Mr. Ciardiello served as an Associate in the London office of Arcapita, a global financial services firm, where he focused on private equity investments in the European energy and infrastructure sectors. Mr. Ciardiello began his career in New York with Compass Advisers, an investment banking firm focused on mergers and acquisitions. Mr. Ciardiello is a CFA charterholder and holds an A.B. degree in Classics from Harvard University.
Neither Mr. Lafargue nor Mr. Ciardiello has entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with the above executive promotions, the Board’s Compensation, Nominating and Governance Committee (the “CNG Committee”) established a new 2015 senior management incentive compensation program. As part of that program, the Board, upon the review and recommendation of the CNG Committee, approved increases in the annual base salaries of J. Thomas Wilson, the Company’s President and Chief Executive Officer, and Messrs. Lafargue and Ciardiello to $399,600, $300,224, and $225,040, respectively, effective as of October 31, 2014. In addition, also effective as of October 31, 2014, the CNG Committee, as plan administrator for the Company’s stockholder-approved 2012 Omnibus Incentive Compensation Plan (the “2012 Omnibus Plan”), approved awards under the 2012 Omnibus Plan to Messrs. Wilson, Lafargue, and Ciardiello of 30,000, 30,000, and 40,000 restricted shares of the Company’s common stock, respectively, which are scheduled to vest on December 31, 2015, subject to ongoing employment. Further, also effective as of October 31, 2014, the CNG Committee also approved the grant of options under the 2012 Omnibus Plan to Messrs. Wilson, Lafargue, and Ciardiello to purchase up to a total of 1,000,000 shares, 250,000 shares, and 400,000 shares, respectively, of the Company’s common stock, at an exercise price of $1.80 per share, which was the NASDAQ closing price for the common stock on the grant date of October 31, 2014. The vesting and exercisability of the options are subject to performance conditions and will vest and become exercisable only if certain performance conditions are achieved.
400,000 of the options granted to Mr. Wilson are target stock price options and will vest and become exercisable, subject to certain provisions related to ongoing employment and a three-year vesting period, if, at the end of any period of 90 trading days (a “Window”), (A) the closing price of the common stock as reported by NASDAQ (the “Closing Price”) on each of the first 10 trading days of a Window equals or exceeds $5.00 per share; and (B) the median of the Closing Prices for the common stock during such Window equals or exceeds $5.00 per share.
The remaining 600,000 of the options granted to Mr. Wilson and all of the options granted to Messrs. Lafargue and Ciardiello are operational performance goal options and will vest and become exercisable, subject to ongoing employment, and proportionately in certain percentage weighted tranches, if the Company achieves certain operational performance goals (including performance goals related to planned or possible drilling, development, production, and other potential strategic monetization transactions that are subject to future Board determinations) related to the Company’s CO2 enhanced oil recovery project at Poplar and further development of the Poplar field, the advancement of the Company’s operations with respect to its acreage position in the U.K., and other potential development projects.
The options have a term of 10 years. If an optionee’s employment with the Company is terminated for cause or when grounds for cause exist, all options granted to that optionee will immediately terminate. If the optionee is involuntarily terminated without cause or voluntarily terminates employment for good reason, options vested and exercisable at the time of termination may be exercised for certain periods under the applicable option agreement. If a portion of the operational performance goal options remains unvested at the time of such termination, a portion of those options based upon the period of employment during the three-year period following the grant will remain in suspense for approximately nine months after the termination and may vest and become exercisable if the operational performance goals are achieved during that nine-month period. If the options vest and become exercisable, they will be exercisable for certain periods from the date of termination. If an optionee is terminated for any other reason other than the reasons outlined above, the options that are vested and exercisable at the time of the termination may be exercised for a certain period from the date of termination.
The Company is currently working on new employment agreements with Messrs. Wilson, Lafargue, and Ciardiello that reflect the promotions for Messrs. Lafargue and Ciardiello, and the 2015 executive compensation program discussed above.

Item 7.01    Regulation FD Disclosure.
On November 6, 2014, the Company issued a press release announcing the executive promotions and new management incentive compensation program. A copy of the press release is attached hereto as Exhibit 99.1.
The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.
The following exhibit is furnished as part of this report:

Exhibit
No.         Description
99.1*        Company press release dated November 6, 2014.

*    Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

November 6, 2014

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